Exhibit 99.2

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

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In re:
Chapter 11

MOTORS LIQUIDATION COMPANY, f/k/a
GENERAL MOTORS CORPORATION, et al.,	Case No. 09-50026 (MG) (Jointly Administered)

Debtors.

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MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee,	Adversary Proceeding

Plaintiff,	Case No. 09-00504 (MG)

against

JPMORGAN CHASE BANK, N.A., et al.,

Defendants.

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ORDER PURSUANT TO SECTIONS 105 AND 1142 OF THE BANKRUPTCY

CODE AND BANKRUPTCY RULE 9019 APPROVING

THE SETTLEMENT AGREEMENT AND RELATED RELIEF

Upon the motion (the “Motion”) of Motors Liquidation Company Avoidance Action Trust (the “AAT”) pursuant to Bankruptcy Code sections 105(a) and 1142 and Bankruptcy Rule 9019 dated May 13, 2019 for approval of the settlement agreement (the “Settlement Agreement”) dated as of April 10, 2019, entered into among the AAT, the Motors Liquidation Company GUC Trust (the “GUC Trust”), each of the defendants in the Term Loan Avoidance Action that are listed on Schedule 1 to the Settlement Agreement (including any dissolved defendant on behalf of which its former manager or other related Person executed the Settlement Agreement), including, without limitation, JPMorgan Chase Bank, N.A., in its individual capacity and as administrative agent (in both such capacities, “JPMorgan”) under a Term Loan Agreement dated as of November 29, 2006 and amended from time to time (the “Term Loan Agreement”), and Simpson Thacher & Bartlett LLP (each a “Party,” and collectively, the “Parties”)1; and the joinder to the Motion by the GUC Trust dated May 13, 2019; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. § 1409; and upon consideration of the Declaration of Arthur J. Gonzalez dated May 8, 2019; and due and proper notice of the Settlement Agreement having been given, and no other or further notice being necessary; and the Court having reviewed the Settlement Agreement; and after due deliberation and for good cause shown,

THE COURT FINDS:2

A. The legal and factual bases set forth in the Motion establish just and sufficient cause to grant the relief requested therein.

B. The Settlement Agreement and the actions contemplated thereby, including the releases and bar order given therein, meet the standards established by the Second Circuit for the approval of a compromise and settlement in bankruptcy, and are reasonable, fair and equitable and supported by adequate consideration.

C. The Settlement Agreement and the actions contemplated thereby, including the releases given therein, are in the best interests of the beneficiaries of the AAT.

[1]	The Settlement Agreement is annexed as Exhibit B to the Motion. Capitalized terms used in this Order without definition have the meanings ascribed thereto in the Settlement Agreement.
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The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Motion is GRANTED and the Settlement Agreement is APPROVED, to the extent set forth herein.

2. Any and all objections to the Motion or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled on the merits.

3. The AAT and the GUC Trust are authorized to take all necessary steps pursuant to the terms and conditions of the Settlement Agreement to effectuate the Settlement Agreement and the other Settlement Documents, including without limitation, execution, delivery and performance of the Settlement Agreement and the other Settlement Documents, allowance of the Allowed TL Claims, and effectuation of the releases, bar order and the covenants not to sue incorporated in the Settlement Agreement, the other Settlement Documents and/or this Order.

4. As evidenced by the affidavits of service filed with this Court, and in accordance with the procedures described in the Motion, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to (a) the potential beneficiaries of the AAT, including the holders of Allowed General Unsecured Claims (as defined in the AAT Agreement); (b) the DIP Lenders; (c) the Capital Providers; (d) the Office of the United States Trustee for the Southern District of New York; (e) counsel to the Signatory Plaintiffs, as such term is defined in the settlement agreement by and among the Signatory Plaintiffs and the GUC Trust, dated as of February 1, 2019; (f) JPMorgan; (g) the Defendants Steering Committee Counsel; (h) all other Term Lender counsel of record; (i) any other Term Lender recipient of the Term Loan Repayment at the electronic or physical address provided to JPMorgan, as agent, by the Term Lender as of June 30, 2009 (or such other address, if any, as provided by such Term Lender to JPMorgan thereafter in connection with the Term Loan Avoidance Action); (j) any Net Proceeds Counter-Party to a Net Proceeds Transaction with JPMorgan; (k) any Net Proceeds Counter-Party to a Net Proceeds Transaction with a Non- JPMorgan Term Lender Party, provided that such Net Proceeds Counter-Party is known to the employee or representative of such Non-JPMorgan Term Lender Party who is responsible for supervising the defense of the Term Loan Avoidance Action; (l) additional publication notice of the Motion has been published in The New York Times and Investor’s Business Daily, as set forth in the Settlement Agreement; and the notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

5. The Fee Examiner shall be given the maximum immunity permitted by law from civil actions for all acts taken or omitted in the performance of her duties. In addition to such immunity, no action may be commenced against the Fee Examiner in connection with Fee Examiner matters except in this Court and only with the prior approval of this Court, which retains exclusive jurisdiction.

6. This Order is a final order within the meaning of 28 U.S.C. § 158(a).

7. Upon entry of this Order, any Person (other than a DIP Lender) that is not a signatory to the Settlement Agreement is permanently barred, enjoined, and restrained from contesting or disputing the reasonableness of the settlement, or commencing, prosecuting, or asserting any Actions, including, without limitation, Actions for contribution, indemnity, or comparative fault (however denominated and on whatsoever theory), arising out of or related to any Released Matters, to the fullest extent permitted by law.

8. JPMorgan is authorized in its capacity as administrative agent pursuant to Section 8.05 of the Term Loan Agreement to grant the releases by the Term Lenders contemplated by the Settlement Agreement, to the fullest extent permitted by law.

9. For the avoidance of doubt, nothing in this Order shall preclude: (i) claims by the Parties to the Settlement Agreement or Settlement Documents to enforce any obligations created therein; (ii) claims by the Parties to the Settlement Agreement to enforce this Order; or (iii) claims by JPMorgan and the non-JPMorgan Term Lender Parties to pursue, receive or retain distributions on the Allowed TL Claims allocated in Schedule 1 of the Settlement Agreement.

10. The AAT Settlement Payment is (i) being made to the AAT to settle the Term Loan Avoidance Action against the Term Lenders, (ii) a partial repayment of the Term Loan Repayment on behalf of the Term Lenders, and (iii) a recovery by the AAT of the proceeds of the Term Loan Avoidance Action.

11. The claims arising in favor of the Term Lenders as a result of the AAT Settlement Payment are allowed claims against the GUC Trust and the AAT pursuant to Bankruptcy Code section 502(h), and are “Term Loan Avoidance Action Claims” under and as defined in the GUC Trust Agreement and the AAT Agreement, respectively.

12. The failure to specifically include any particular provision of the Settlement Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Settlement Agreement, and all actions required for its implementation, be approved in its entirety.

13. If the Final Closing Conditions are not met, then this Order shall be deemed to be nullified and void ab initio in all respects.

14. This Order shall be immediately effective and enforceable upon entry.

15. The Court shall retain jurisdiction to hear and determine any and all matters concerning this Order.

IT IS SO ORDERED.
Dated: June 13, 2019
New York, New York

/s/ Martin Glenn
MARTIN GLENN
United States Bankruptcy Judge